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                                                                   EXHIBIT 10.11

                             STOCKHOLDERS AGREEMENT

         STOCKHOLDERS AGREEMENT, dated as of December 15, 1998, among Special Devices, Incorporated, a Delaware corporation (the "Company"), J.F. Lehman & Co. ("JFL"), J.F. Lehman Equity Investors I, L.P. ("JFLEI"), JFL Co-Invest Partners I, L.P. ("JFLCP"), the Neubauer Family Trust, by Walter Neubauer trustee (the "Neubauer Trust"), and the Treinen Family Trust, by Thomas F. Treinen trustee (the "Treinen Trust").

         On June 19, 1998, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with SDI Acquisition Corp., a Delaware corporation ("Acquisition"). The Merger Agreement, which was amended and restated as of August 17, 1998, provided for the merger of Acquisition with and into the Company (the "Merger") and the conversion of each outstanding share of common stock, par value $0.01 per share, of the Company (the "Common Stock"), into the right to receive $37.00 in cash payable to the holder thereof other than certain of the shares held by Messrs. Neubauer and Treinen.

         On October 27, 1998, the Merger Agreement was further amended (as amended to date, the "Amended Merger Agreement") (i) to reduce the cash consideration payable in respect of the shares of the Common Stock from $37.00 to $34.00 per share, (ii) to provide for the rollover of 735,294 additional shares of Common Stock held by Messrs. Treinen and Neubauer that are described on Schedule 1 hereto (the "Additional Rollover Shares") and (iii) to extend the termination date under the Merger Agreement to the second business day after approval of such amendment by the stockholders of the Company.

         On October 19, 1998, in connection with the foregoing proposed amendments to the Merger Agreement, the Company, Acquisition and JFL entered into a letter agreement (the "Letter Agreement") with Messrs. Neubauer and Treinen describing in principle certain of the agreements set forth herein with respect to the Additional Rollover Shares.

         Concurrently with the execution and delivery of this Agreement, each of the Neubauer Trust and the Treinen Trust is entering into a Rollover Stockholders Agreement with JFL and the Company (the "Rollover Stockholders Agreement") to more completely set forth the terms and conditions agreed to pursuant to the Letter Agreement with respect to the Additional Rollover Shares and a Pledge Agreement (each a "Pledge Agreement") pursuant to which it is granting to JFL a first priority security interest in the Pledged Collateral (as defined in the Pledge Agreement) to secure its performance of the Purchase Right (as defined in the Rollover Stockholders Agreement) with respect to the Additional Rollover Shares.

         On December 15, 1998 Acquisition merged with and into the Company pursuant to the Amended Merger Agreement, and the Company continued as the surviving corporation of the Merger.

         Immediately after the Effective Time (as such term is defined in the Amended Merger Agreement), Paribas Principal Inc. ("Paribas") subscribed for and purchased, and the Company

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issued and sold to Paribas, 323,529 shares of Common Stock (the "Paribas
Shares") pursuant to a Subscription Agreement, dated as of September 7, 1998 and amended as of December 3, 1998 and December 15, 1998 (the "Subscription Agreement"), attached hereto as Exhibit A.

         As of the closing of the transactions contemplated by the Amended Merger Agreement and the Subscription Agreement, the Stockholders (as defined in
Article 1) owned all of the issued and outstanding shares of the Common Stock.

         The parties hereto desire to enter into this Agreement to set forth the rights and obligations with respect to all shares of Common Stock owned and hereafter acquired. Certain capitalized terms used herein without definition shall have the meanings ascribed thereto in Article 1.

         Accordingly, in consideration of the foregoing recitals and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the following meanings:

                  "Additional Rollover Securities" means the Additional Rollover Shares together with all Securities received in exchange therefor.

                  "Additional Rollover Stockholder" means a Stockholder and all other Persons that acquire any of the Additional Rollover Securities that agree to be bound by the terms of this Agreement in accordance with Section 3(c) hereof and by the terms of the Rollover Stockholders Agreement.

                  "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Involuntary Transfer" means any Transfer, proceeding or action by or in which a Stockholder shall be deprived or divested of any right, title or interest in or to any of the Securities, including, without limitation, any seizure under levy of attachment or execution, any transfer, in connection with bankruptcy (whether pursuant to the filing of a voluntary or involuntary petition under the United States Bankruptcy Code of 1978, or any amendments thereto) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property and any transfer pursuant to a final decree of a court in a divorce action.

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                  "JFL Securities" means the shares of Common Stock held on the date hereof by J.F. Lehman Equity Investors I, L.P. or JFL Co-Invest Partners I, L.P. together with all Securities in respect of such shares of Common Stock.

                  "Paribas Transferee" means any Person that acquire and hold any of the Paribas Shares and that agrees to be bound by the terms of the Subscription Agreement in accordance with terms and provisions thereof.

                  "Person" means any natural person, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental body or other entity of any kind.

                  "Rollover Termination Date" means December 14, 2002.

                  "Securities" means shares of Common Stock (including the Additional Rollover Shares) together with (i) all shares, securities, monies or property resulting from any subdivision, combination, revision, reclassification or other change of the Common Stock or otherwise received in exchange therefor,
(ii) any warrants, options or other rights to purchase shares of Common Stock issued to the holders thereof and (iii) in the event of any consolidation, merger or other business combination in which the Company is not the surviving entity, all shares of each class of the capital stock of the successor business entity formed by or resulting from such transaction issued or issuable in respect of the Common Stock.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Stockholder" means each of JFLEI, JFLCP, the Neubauer Trust and the Treinen Trust and all other Persons that acquire any of the Securities that agree to be bound by the terms of this Agreement in accordance with Section 3(c) hereof.

         2. CORPORATE GOVERNANCE.

                  (a) Articles of Incorporation; By-Laws. The Amended and Restated Articles of Incorporation and the By-Laws of the Company, each as in effect on the date hereof, are attached hereto as Exhibit B and Exhibit C, respectively.

                  (b) Composition and Election of Board of Directors.

                           (i) The Board of Directors of the Company shall initially consist of 12 members (collectively, the "Directors" and each, individually, a "Director"), who shall be John M. Cuthbert, Oliver C. Boileau, Jr., Stephen Eisenstein, Donald Glickman, John F. Lehman, Keith Oster, William Paul, Thomas G. Pownall, George Sawyer, Joseph Stroud, Thomas F. Treinen and Jack B. Watson. JFLEI shall be entitled to designate all of the Directors of the Company other than the Person designated by Paribas pursuant to the Subscription Agreement.

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                           (ii) Each Stockholder agrees to vote all shares of
         Common Stock now or hereafter owned by it (or over which it exercises voting power pursuant to a valid proxy or otherwise), to cause each of its Related Transferees (as defined herein) to vote all shares of Common Stock now or hereafter owned by it (or over which it exercises voting power pursuant to a valid proxy or otherwise) and otherwise to use its reasonable best efforts, to:

                                    (A) elect as Directors the Persons
                  designated by JFLEI in accordance with Section 2(b)(i) and the Person designated by Paribas in accordance with the Subscription Agreement (a "Paribas Director");

                                    (B) remove, with or without cause, (x) any
                  Director designated by JFLEI in accordance with Section 2(b)(i), if requested by JFLEI, (y) any Paribas Director, if requested by Paribas and (z) any Paribas Director once Paribas ceases to own at least twenty-five percent (25%) of the Shares (as defined in the Subscription Agreement); and

                                    (C) cause any vacancy on the Board of
                  Directors of the Company created by the death, resignation, incapacity or removal of (x) any Director designated by JFLEI in accordance with Section 2(b)(i), to be filled by a replacement Director designated by JFLEI and (y) if Paribas owns at least twenty-five percent (25%) of the Shares, any Paribas Director, to be filled by a replacement Director designated by Paribas.

                  (c) Information Rights of Stockholders. Until such time as the Company shall have become subject to the reporting requirements of Sections 12 or 13 of the Exchange Act, the Company shall (A) provide each Stockholder with quarterly financial statements and reports of and any other regularly prepared monthly financial data related to the Company's and its subsidiaries' performance, (B) use reasonable efforts to deliver all other financial information distributed by the Company to any Stockholder in its capacity as such to each other Stockholder and (C) cause members of senior management of the Company to be reasonably available to each Stockholder from time to time to review the Company's performance.

         3. RESTRICTIONS ON TRANSFER OF SECURITIES.

                  (a) General. No Stockholder shall, directly or indirectly, transfer or otherwise dispose of any Securities owned by such Stockholder, or any interest therein, except pursuant to a Permitted Transfer described in
Section 3(b), unless such transfer or disposition is made in accordance with the applicable provisions of Articles 4, 5 or 6 of this Agreement. Any attempt by a Stockholder to effect a transfer or disposition in violation of this Agreement shall be void and ineffective for all purposes. The words "transfer" and "dispose" mean the making of any sale, exchange, assignment, gift, security interest, pledge or other encumbrance, or any contract therefor, any voting trust or other agreement or arrangement with respect to the transfer or voting rights or any other beneficial interests, the creation of any other claim thereto or any other transfer

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or disposition whatsoever, whether voluntary or involuntary, affecting the right, title, interest or possession in or to the Securities.

                  (b) Permitted Transfers. None of the restrictions contained in this Agreement with respect to transfers of Securities (other than those set forth in this Section 3(b) and Section 3(c)) shall apply:

                           (i) to any transfer (including any gift) by any Stockholder who is an individual to:

                                    (A) such Stockholder's spouse or children
                  (collectively, "relatives");

                                    (B) a trust of which there are no
                  beneficiaries other than one or more of such Stockholder and the relatives of such Stockholder;

                                    (C) a partnership of which there are no
                  partners other than one or more of such Stockholder and the relatives of such Stockholder;

                                    (D) a corporation of which there are no
                  Stockholders other than one or more of such Stockholder and the relatives of such Stockholder;

                                    (E) a legal representative or guardian of
                  such Stockholder or a relative of such Stockholder if such Stockholder or relative becomes mentally incompetent; or

                                    (F) any Person by will or by the laws of
                  descent;

                           (ii) to any transfer by any Stockholder that is not an individual to any Affiliate thereof;

                           (iii) to any transfer by any Stockholder that is a partnership to the general and/or limited partners of such partnership as of the date hereof, provided that such transfer is made pro rata according to the economic interests of such partners thereof as determined under the governing instructions of such partnership;

                           (iv) to any transfer by a Selling Stockholder (as hereinafter defined) made in accordance with the applicable provisions of Article 4 and, unless such transfer is to an Offeree Stockholder (as hereinafter defined), the applicable provisions of Article 5;

                           (v) to any transfer by a Tag-Along Stockholder (as hereinafter defined) pursuant to the Tag-Along Right (as hereinafter defined);

                           (vi) to any transfer by a Drag-Along Stockholder (as hereinafter defined) made pursuant to the Drag-Along Right (as hereinafter defined);

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                           (vii) to any transfer by a Stockholder of Securities
         (other than Additional Rollover Securities prior to the earlier of the Rollover Termination Date and the date of the Triggering Event (as defined in the Rollover Stockholders Agreement)) for cash in a bona fide public offering (a "Registered Offering") pursuant to an effective registration statement under the Securities Act; and

                           (viii) to any transfer of Additional Rollover Securities permitted under the Rollover Stockholders Agreement.

Transfers made pursuant to this Section 3(b) are referred to herein as "Permitted Transfers" and transferees taking under a Permitted Transfer are referred to herein as "Permitted Transferees." Transferees taking under a Permitted Transfer described in Sections 3(b)(i) through (iii) are referred to herein as "Related Transferees."

                  (c) Registration of Transfer by Company. No transfer of Securities by any Stockholder (other than transfers of Securities pursuant to a Registered Offering permitted under Section 3(b)(vii)) shall be effective (and the Company shall not transfer on its books any such Securities) unless

                           (i) the certificates representing such Securities issued to the Permitted Transferee shall bear any legends required by
         Article 11;

                           (ii) the Permitted Transferee (if not already a party hereto) agrees in writing to be bound as a Stockholder (and, in the event of a transfer of Additional Rollover Securities, as an Additional Rollover Stockholder pursuant to the Rollover Stockholders Agreement) by the terms and conditions of this Agreement pursuant to a Deed of Adherence substantially in the form attached hereto as Exhibit D;

                           (iii) such transfer is exempt from registration under the Securities Act and the Company, should it so request, has received a written legal opinion (which may be rendered by in-house legal counsel of any Stockholder that is not an individual) satisfactory to its counsel that the proposed transfer is exempt from such registration; and

                           (iv) such transfer complies with the other provisions of this Agreement.

                  (d) Legend. In the event that any Securities become free of the rights and restrictions imposed by this Agreement, the Stockholders holding such Securities shall be entitled to receive, promptly upon presentment to the Company of the certificate or certificates evidencing the same, a new certificate or certificates not bearing the restrictive legend provided for in the second paragraph of Article 11. In the event that any Securities are (i) transferred in connection with a Registered Offering, or (ii) transferred pursuant to an exemption from registration under the Securities Act and the Company has received a written legal opinion (which may be rendered by in-house legal counsel of any Stockholder that is not an individual) satisfactory to its counsel (A) as to the availability of and the compliance with such exemption and
(B) that such shares need

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not bear the restrictive legend set forth in the first paragraph of Article 11 hereof, the Company shall issue a new certificate or certificates representing such securities not bearing such legend.

         4. RIGHT OF FIRST OFFER.

                  (a) First Offer Notice. If a Stockholder (the "Selling Stockholder") desires to transfer any Securities other than to a Permitted Transferee or pursuant to a Drag-Along Sale (as defined in Section 6(a)), such Selling Stockholder shall, prior to soliciting a bona fide written offer from an independent third-party (the "Third-Party Offer"), deliver a written notice (the "First Offer Notice") offering to sell the Securities proposed to be sold ("Offered Securities") to the remaining Stockholders, Paribas (while Paribas owns any Paribas Shares) and any Paribas Transferee (the "Offeree Stockholders") or to the Company. The First Offer Notice shall state (i) that the Selling Stockholder desires to sell the Offered Securities and (ii) the purchase price per share and other material terms on which and the material conditions subject to which the Offered Securities are offered.

                  (b) Exercise of Right of First Offer.

                           (i) Upon receipt of the First Offer Notice, each
Offeree Stockholder shall have the option (the "Stockholders' Right of First Offer"), which shall be exercisable by written notice (the "Notice of Election") delivered to the Selling Stockholder within ten (10) days after the date of the First Offer Notice (the "Stockholders' First Offer Option Period"), to purchase from the Selling Stockholder, at the price and upon the terms specified in the First Offer Notice, a number of Securities up to the sum of (A) the number of Securities included in the Offered Securities multiplied by a fraction, the numerator of which is the number of Securities owned by such Offeree Stockholder and the denominator of which is the number of Securities held by all Offeree Stockholders and (B) the number of Securities that, under the formula in clause
(A), all Offeree Stockholders could have elected to purchase but did not so elect, multiplied by a fraction, the numerator of which is the number of Securities owned by such Offeree Stockholder and the denominator of which is the total number of Securities owned by the Offeree Stockholders (including such Offeree Stockholder) that exercised the option provided herein. Each Offeree Stockholder who desires to exercise its option to purchase Offered Securities shall state in its Notice of Election the number of Securities that such Offeree Stockholder proposes to purchase determined in accordance with clause (b)(i)(A) plus an amount of additional Securities, if any, that such Offeree Stockholder would be willing to purchase from the Selling Stockholder in the event that one or more Offeree Stockholders (other than such Offeree Stockholder) elect not to exercise their Stockholders' Right of First Offer, in whole or in part. If any Offeree Stockholder shall fall to deliver the Notice of Election within the Stockholders' First Offer Option Period, such failure shall be deemed an election not to purchase any Offered Securities subject to the Stockholders' Right of First Offer and such Stockholders' Right of First Offer shall thereupon expire with respect to the Offered Securities only.

                           (ii) If the number of Securities with respect to
which the Stockholders' Right of First Offer has been exercised is less than the number of Offered Securities, the Company shall have the option (the "Company's Right of First Offer"), which shall be exercisable by written

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notice delivered to the Selling Stockholder within five (5) days after the expiration of the Stockholders' First Offer Option Period (the "Company's First Offer Option Period"), to purchase any or all of the Offered Securities not purchased by the Offeree Stockholders at the price and upon the terms specified in the First Offer Notice. If the Company shall fail to deliver a notice (the "Company Notice") of its election to exercise the Company's Right of First Offer within the Company First Offer Option Period, such failure shall be deemed an election not to purchase any Offered Securities subject to the Company's Right of First Offer and the Company's Right of First Offer shall thereupon expire with respect to the Offered Securities only.

                           (iii) The Stockholders' Right of First Offer and the
Company's Right of First Offer shall be exercisable only if the Offeree Stockholders and/or the Company, in the aggregate, elect to purchase all, and not less than all, of the Offered Securities. Each Notice of Election and Company Notice shall recite that such Notice of Election or Company Notice, as the case may be, constitutes a binding obligation of the Offeree Stockholder or the Company, as the case may be, submitting same to purchase, upon the same terms and subject to the same conditions as the Third-Party Offer, up to the number of Securities set forth in the Notice of Election or the Company Notice, as the case may be.

                           (iv) The closing of the purchase of the Offered
Securities subscribed to by the Offeree Stockholders and the Company pursuant to this Article 4 shall be held at the principal office of the Company at 10:00 a.m., local time not later than the thirtieth (30th) day after the Company First Offer Option Period shall have expired.

                  (c) Sale to Third-Party Purchaser.

                           (i) If the First Offer Notice shall have been duly
delivered, and the Offeree Stockholders and the Company together shall not have exercised the Stockholders' Right of First Offer and the Company's Right of First Offer to purchase all of the Offered Securities, the Selling Stockholder may solicit Third-Party Offers to purchase all (but not less than all) of the Offered Securities and, so long as any sale of the Offered Securities made pursuant to a Third Party Offer that is (A) upon such terms, including price, and subject to such conditions as are, in the aggregate, no less favorable to the Selling Stockholder than those set forth in the First Offer Notice; provided, however, that the price may be not less than 90% of the price set forth in the First Offer Notice (B) bona fide, (C) consummated within one hundred eighty (180) days from the expiration date of the Company First Offer Option Period, (D) if applicable, subject to any Tag-Along Right and (E) in accordance with clause (ii) below, such transfer may be consummated without further restriction under this Article 4 and shall be a Permitted Transfer under this Agreement.

                           (ii) Offered Securities transferred by the Selling
Stockholder in accordance with clause (i) above shall remain, and the third-party purchaser shall agree to take and hold such Offered Securities, subject to all of the obligations and restrictions imposed upon the Selling Stockholder by this Agreement. No transfer of Offered Securities to which the preceding sentence applies shall be effective unless and until the third-party purchaser shall have executed and delivered to the Company an appropriate instrument to the foregoing effect.

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                  (d) Involuntary Transfers.

                           (i) If an Involuntary Transfer of any Securities (the
"Transferred Securities") owned by any of the Stockholders shall occur, each of the other Stockholders, Paribas and the Paribas Transferees shall have the same rights as specified in Sections 4(a) and (b) with respect to such Transferred Securities as if the Involuntary Transfer had been a proposed voluntary transfer by a Selling Stockholder, except that (a) the Stockholders First Offer Option Period shall run from the date of receipt by the Company and such Stockholders of notice of the Involuntary Transfer, (b) the closing date of the sale shall be 90 days after the expiration of the Company's First Offer Option Period, (c) such rights shall be exercised by notice to the transferee of such Transferred Securities (the "Involuntary Transferee") rather than to the Stockholder who suffered or will suffer the Involuntary Transfer and (d) the purchase price per Transferred Security shall be agreed to between the Involuntary Transferee and the Offeree Stockholders; provided however, that if such parties fail to agree as to such purchase price, the purchase price shall be the fair market value thereof as determined in accordance with paragraph (ii) below.

                           (ii) The fair market value of the Transferred
Securities shall be determined by a panel of three independent appraisers, which shall be recognized investment banking firms or recognized experts experienced in the evaluation of corporations. Within fifteen (15) days after the notice to the Involuntary Transferee with respect to the exercise of the right to purchase the Transferred Securities, the Involuntary Transferee and the Board of Directors of the Company shall each designate one such appraiser that is willing and able to conduct such determination. If either of the Involuntary Transferee or the Board of Directors of the Company fails to make such designation within such period, the other party that has made the designation shall have the right to make the designation on its behalf. The two appraisers designated shall, within a period of fifteen (15) days after the designation of the second appraiser, agree to designate a third appraiser. The three appraisers shall conduct their determination as promptly as practicable, and the fair market value of the Transferred Securities shall be the average of the determination of the two appraisers that are closer to each other than to the determination of the third appraiser, which third determination shall be discarded. Such determination shall be final and binding on the Involuntary Transferee and the Offeree Stockholders and the Company. The Involuntary Transferee shall be responsible for the fees and expenses of the appraiser designated by or on behalf of it and the Offeree Stockholders and the Company shall be responsible for the fees and expenses of the appraiser designated by or on behalf of the Board. The Involuntary Transferee and the Offeree Stockholders and the Company shall each share half of the fees and expenses of the third party appraiser designated by the other appraisers.

                           (iii) The closing of any purchase under this
paragraph (d) shall be held at the principal office of the Company at 10:00 o'clock A.M., local time, on the designated closing date or such other time and place as the parties to the transaction may agree.

                           (iv) In the event any of the provisions of this
paragraph (d) shall be held to be unenforceable with respect to any particular Involuntary Transfer, the Offeree Stockholders and the Company shall have the rights specified in this Article 4 with respect to any transfer by an

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Involuntary Transferee and each Stockholder agrees that any Involuntary Transfer shall be subject to such rights, in which case the Involuntary Transferee shall be deemed to be the Selling Stockholder for purposes of this Article 4 of this Agreement and shall be bound by the provisions of this Article 4 and the other provisions of this Agreement. If an Involuntary Transfer of any Securities owned by any Stockholder shall occur prior to the termination of this Agreement, such transferee in the Involuntary Transfer (and each of its transferees) shall have none of the rights of a Stockholder under this Agreement unless and until it complies with the provisions of Section 3(c).

         5. TAG-ALONG RIGHTS.

                  (a) The Right. If JFLEI and/or JFLCP and/or any of their Affiliates (collectively, the "JFL Group") proposes to transfer any JFL Securities to a Prospective Purchaser other than in a Permitted Transfer pursuant to Sections 3(b)(i) - 3(b)(vi) or Section 3(b)(viii) (a "Tag-Along Sale"), then each of the remaining Stockholders shall have the right to participate in any such sale of Securities by the JFL Group in accordance with the procedures set forth below; provided that such right may not be exercised with respect to any shares acquired by any such remaining Stockholder pursuant to the exercise of a Right of First Offer within One Hundred Eighty (180) days prior to the proposed date of consummation of the Tag-Along Sale, provided further, however, that such participation shall be on the same terms and subject to the same conditions as those on which JFLEI or JFLCP proposes to transfer its shares (except that transfer of any Additional Rollover Shares shall be conditional on and subject to compliance with the Rollover Stockholders Agreement); and provided still further, however, that, in addition to receiving their ratable portion of any consideration paid in respect of the Securities, the Stockholders shall be entitled to receive a ratable portion of any consideration to be paid other than in respect of Securities, to the extent that such consideration exceeds (i) the fair market value of any tangible property transferred by the JFL Group in exchange for such consideration or (ii) an amount that is customary and reasonable for any intangible property rights or transferred or granted in exchange for such consideration.

                  (b) Election to Participate. Stockholders shall have the right (the "Tag-Along Right") for fifteen (15) days from receipt of the First Offer Notice described in Section 4(a) (the "Tag-Along Option Period") to elect to participate in the Tag-Along Sale. Any Stockholder electing to participate in the Tag-Along Sale (a "Tag-Along Stockholder") shall give JFLEI and JFLCP written notice thereof (the "Election Notice") within the Tag-Along Option Period. The Election Notice shall specify the number of Securities that such Tag-Along Stockholder desires to sell to the Prospective Purchaser, which amount shall be equal to or less than the total number of Securities held by such Stockholder multiplied by a fraction, the numerator of which is the total number of Securities to be sold by the Tag-Along Stockholder and the denominator of which is the total number of Securities then owned by the JFL Group and all Tag-Along Stockholders. The failure of any remaining Stockholder to submit an Election Notice within the Tag-Along Option Period shall constitute an election by such remaining Stockholder not to participate in such Tag-Along Sale, provided such Tag-Along Sale is consummated within forty-five (45) days of the expiration of the Tag-Along Option Period. By delivering an Election Notice to JFLEI or JFLCP within the Tag-Along Option Period, a Tag-Along Stockholder shall have the right to sell to the

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Prospective Purchaser that number of Securities specified in the Election Notice
(except that Transfer of any Additional Rollover Securities shall be conditioned on and subject to compliance with the Rollover Stockholders Agreement) provided, however, that, to the extent the Prospective Purchaser is unwilling or unable to purchase all of the Securities proposed to be sold by the JFL Group and the Tag-Along Stockholders, the number of shares to be sold by each of the JFL Group and each of the Tag-Along Stockholders shall be ratably reduced so that the number of Securities to be sold by the JFL Group and each of the Tag-Along Stockholders equals the number of shares that the Prospective Purchaser is willing or able to purchase.

         6. DRAG-ALONG RIGHTS.

                  (a) The Right. If the JFL Group (the "Majority Stockholders") proposes to sell at least a majority of the issued and outstanding Securities owned by such Majority Stockholders to a Prospective Purchaser other than a Related Transferee (a "Drag-Along Sale"), then such Majority Stockholders shall have the right (the "Drag-Along Right") to compel the remaining Stockholders (the "Drag-Along Stockholders") to sell the same percentage of the Securities owned by them to the Prospective Purchaser as the Majority Stockholders propose to sell for such consideration per share and on the same terms and subject to the same conditions as the Majority Stockholders are able to obtain. The Majority Stockholders shall exercise the Drag-Along Right by giving written notice (the "Drag-Along Notice") to the Company and the Drag-Along Stockholders stating (i) that they propose to effect such transaction, (ii) the name and address of the Prospective Purchaser, (iii) the proposed purchase price per share and other terms and conditions of the proposed sale (including any consideration proposed to be paid other than in respect of the Securities) and
(iv) that all the Stockholders shall be obligated to sell their Securities upon the same terms and subject to the same conditions; provided, however, that, in addition to receiving their ratable portion of any consideration paid in respect of the Securities, the Stockholders shall be entitled to receive a ratable portion of any consideration paid other than in respect of the Securities, to the extent that such consideration exceeds (i) the fair market value of any tangible property transferred by the Majority Stockholders in exchange for such consideration or (ii) an amount that is customary and reasonable for any intangible property or rights transferred or granted in exchange for such consideration.

                  (b) Procedure. Not later than twenty (20) days following the date of receipt of the Drag-Along Notice, each of the other Stockholders shall deliver to the Majority Stockholders certificates representing all Securities held by a Drag-Along Stockholder, accompanied by duly executed stock powers. If any Drag-Along Stockholder fails to deliver such certificates to the Majority Stockholders, the Company shall cause the books and records of the Company to show that the shares represented by such certificates of such Drag-Along Stockholder are bound by the provisions of this Article 6 and are transferable only to the Prospective Purchaser or a Related Transferee of such Prospective Purchaser upon surrender for transfer by the holder thereof. Upon the consummation of the sale of the Securities of the Majority Stockholders and the Drag-Along Stockholders pursuant to this Article 6, the Majority Stockholders shall give notice thereof to the Drag-Along Stockholders and shall remit to each of the Drag-Along Stockholders the total sales price (net of any exercise costs, if any) received for the Securities of such Drag-Along Stockholder sold pursuant hereto. Notwithstanding anything herein to the contrary, no

Stockholder shall be obligated to receive as consideration for any Drag-Along Sale any property or securities the holding of which by such Stockholder would be prohibited by any law, rule or regulation of any governmental entity or insurance industry regulatory body. In the event a contract with respect to the transaction contemplated by the Drag-Along Notice has not been entered into within 90 days after the date of delivery of the Drag-Along Notice, the obligations of the Stockholders under this Article 6 with respect to such Drag-Along Notice shall terminate, subject, however, to the right of the Majority Stockholders to deliver a further Drag-Along Notice.

         7. SUBSCRIPTION OFFER WITH RESPECT TO PRIMARY ISSUANCES.

                  (a) Subscription Offer. The Company shall not issue (a "Primary Issuance") equity securities, or securities convertible into equity securities, of the Company to any Person (a "Primary Purchaser") unless the Company has offered to issue to each of the other Stockholders, on a pro rata basis (assuming, for the purposes of such calculation and for so long as the Rollover Stockholders Agreement is in effect, that JFL had exercised its Purchase Right with respect to any Additional Rollover Securities not previously acquired by it or any other Purchaser pursuant to the Rollover Stockholders Agreement), an opportunity to purchase such securities on the same terms, including price, and subject to the same conditions as those applicable to the Primary Purchaser. Notwithstanding the foregoing, this Article 7 shall not apply to (i) the issuance of options, warrants or rights to subscribe for Securities to officers, directors, employees, consultants or agents of the Company pursuant to the terms of any stock option plan or arrangement approved by the Board of Directors, (ii) the issuance of Securities upon the exercise of any such stock options, warrants or rights, (iii) the issuance of Securities as a result of a stock split, or (iv) the issuance of Securities as consideration for an acquisition, approved by the Board of Directors, by the Company or any of its subsidiaries of another firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, unlimited liability company, or other entity of any kind.

                  (b) Procedure. Not less than ten (10) days prior to the date described in clause (i) of this paragraph, the Company shall make to each Stockholder an offer (the "Subscription Offer") to purchase any securities that are the subject of a Primary Issuance, which offer shall specify (i) the date on which the Company and the Primary Purchaser intend to consummate the Primary Issuance, (ii) the material rights, preferences, privileges and restrictions granted to or imposed upon the securities, including, (iii) the principal terms of and conditions applicable to the Primary Issuance and (iv) the number of securities proposed to be issued to the Primary Purchaser pursuant to the Primary Issuance multiplied by a fraction, the numerator of which is the number of Securities held by such Stockholder (assuming, for the purposes of such calculation and for so long as the Rollover Stockholders Agreement is in effect, that JFL had exercised its Purchase Right with respect to any Additional Rollover Securities not previously acquired by it or any other Purchaser pursuant to the Rollover Stockholders Agreement) and the denominator of which is the total number of Securities outstanding, on a fully diluted basis. Each Stockholder electing to participate in the Primary Issuance (a "Subscribing Stockholder") shall give the Primary Purchaser and the Company written notice (the "Subscription Notice") of such election not less than five (5) days after receipt of the Subscription Offer (the "Subscription

Period"). The Subscription Notice shall specify the number of securities with respect to which such Stockholder desires to subscribe, which amount shall be equal to or less than the total number of securities set forth in the Subscription Offer. The failure of any Stockholder to submit a Subscription Notice within the Subscription Period shall constitute an election by such Stockholder not to accept such Subscription Offer.

         8. REGISTRATION RIGHTS. Each of the Stockholders shall have the rights, if any, with respect to registration of the Securities (other than, prior to the earlier of the Rollover Termination Date and the date of the Triggering Event, Additional Rollover Securities held by any holder other than JFL or its transferees or designees) held by them as are set forth in the Registration Rights Agreement, the form of which is attached hereto as Exhibit E.

         9. MERGER. The Company shall not enter into any merger or consolidation unless the terms of such merger or consolidation provide that all Securities shall be treated no less favorably than any Securities.

         10. CERTAIN CLOSING CONDITIONS. At the closing of any transfer or disposition of Securities pursuant to this Agreement, in addition to any other conditions specifically set out herein concerning such transfer or disposition, the transferor shall (i) deliver the certificates representing the Securities that are the subject of the transfer, duly endorsed for transfer and bearing any necessary tax stamps; (ii) by delivering such certificates and Warrants, be deemed to have represented and warranted that the transferor has valid and marketable title to the Securities represented by such certificates and the Warrants free of all encumbrances and (iii) deliver such certificates of authority, tax releases, consents to transfer and evidences of title as may reasonably be required by the transferee. The transferor shall be responsible for the payment of all transfer taxes unless otherwise specified.

         11. LEGENDS. Each stock certificate representing shares of Common Stock now held or hereafter acquired by any Stockholder shall bear the following legend:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY BE OFFERED, PLEDGED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT AND SUCH LAWS, OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                  SPECIAL DEVICES, INCORPORATED (THE "COMPANY") IS A DELAWARE CORPORATION, AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE DIRECTLY OR INDIRECTLY, SOLD, GIVEN, TRANSFERRED, ASSIGNED, CHARGED, MORTGAGED,

                  HYPOTHECATED, PLEDGED OR ENCUMBERED OR OTHERWISE DISPOSED OF (WHETHER BY OPERATION OF LAW OR OTHERWISE) WITHOUT COMPLIANCE WITH THE PROVISIONS OF THAT CERTAIN STOCKHOLDERS AGREEMENT, DATED AS OF DECEMBER 15, 1998 (THE "STOCKHOLDERS AGREEMENT"), AMONG THE COMPANY, J.F. LEHMAN & COMPANY AND THE STOCKHOLDERS THEREUNDER. A COPY OF SUCH AGREEMENT IS ON FILE AT THE REGISTERED OFFICES OF THE COMPANY. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE REGISTER OF THE STOCKHOLDERS OF THE COMPANY UNLESS AND UNTIL TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT.

         12. TERMINATION.

                  (a) Termination as to Stockholder. This Agreement shall terminate with respect to any Stockholder at such time as the Stockholder ceases to hold any Securities; provided, however, that the provisions of this Agreement shall continue in effect for the purpose of enforcing against such Stockholder all obligations and undertakings that shall have theretofore become operative; provided, further, however, that the provisions of this Agreement shall be binding upon any transferee of any Stockholder, whether such transfer was pursuant to a Permitted Transfer (other than a Registered Offering) or otherwise. Notwithstanding the foregoing, the benefits of this Agreement shall inure only to a Permitted Transferee of a Stockholder.

                  (b) Termination as to Shares. This Agreement shall terminate with respect to any particular Securities when such Securities shall have been sold in a Registered Offering or distributed to the public pursuant to Rule 144 under the Securities Act.

                  (c) Termination of Agreement. This Agreement shall terminate upon the earliest to occur of (i) the Agreement having been terminated as to all Stockholders and all transferees of all Stockholders pursuant to paragraph (a) hereof, (ii) the Agreement having been terminated as to all Securities pursuant to paragraph (b) hereof, (iii) the sale of Securities at an aggregate offering price of at least $20,000,000 in a Registered Offering and (iv) the tenth anniversary of this Agreement.

         13. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Each Stockholder and each JFL Stockholder represents and warrants to the other parties hereto that:

                  (a) Such Person has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill his obligations under, and consummate the transactions contemplated by, this Agreement;

                  (b) The making and performance by such Person of this Agreement does not and will not violate any law or regulation, or any agreement or other instrument, applicable to such Person;

                  (c) The Securities or JFL Securities, as applicable, owned by such Person are free and clear of any Lien, and are not subject to any shareholders' agreement or other contractual restrictions binding on such Person (other than this Agreement and the Rollover Stockholders Agreement);

                  (d) This Agreement has been duly executed and delivered by such Person and constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law);

                  (e) all approvals and authorizations of, all filings with and all actions by any governmental or other administrative or judicial authority necessary for the execution and delivery by such Person of this Agreement and the validity or enforceability of the obligations of such Person under this Agreement have been obtained; and

                  (f) Such Person has fully reviewed the terms of this Agreement and has independently and without any reliance whatsoever upon any other party hereto and based on such information as such Person has deemed appropriate, made his or its own analysis and decision to enter into this Agreement.

         14 MISCELLANEOUS PROVISIONS.

                  (a) Further Action. Each party hereto agrees to execute and deliver any instrument and take any action that may reasonably be requested by any other party for the purpose of effectuating the provisions of this Agreement.

                  (b) Incorporation of Schedule and Exhibits. The schedule and exhibits attached hereto are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. References herein to "this Agreement" and the words "herein," "hereof" and words of similar import refer to this Agreement (including its schedules and exhibits) as an entirety. In the event of any conflict between the provisions of this Agreement and any such schedule or exhibit, the provisions of this Agreement shall control.

                  (c) Assignment. Except as otherwise provided in this Section 14(c) or in Articles 3, 4, 5 and 6 hereof, no right under this Agreement shall be assignable and any attempted assignment, in violation of this provision shall be void. The Company shall have the right to assign its rights and obligations hereunder to any successor entity (including any entity acquiring substantially all of the assets of the Company), whereupon references herein to the Company shall be deemed to be to such successor. Except as expressly otherwise provided herein, this

Agreement, and the rights and obligations of the parties hereunder, shall be binding upon and inure to the benefit of any and all transferees of the Securities subject hereto, in each case with the same force and effect as if such transferees were named herein as parties hereto.

                  (d) Enforcement. The parties recognize that irreparable damage will result in the event that this Agreement shall not be specifically performed. Should any dispute arise concerning the disposition of any Securities hereunder, the parties hereto agree that an injunction may be issued restraining such disposition pending determination of such controversy and that no bond or other security may be required in connection therewith. Should any dispute arise concerning the right or obligation of the Stockholders or the Company to purchase or sell any of the Securities subject hereto, such right or obligation shall be enforceable by a decree of specific performance. Such remedies shall, however, not be exclusive and shall be in addition to any other remedy which the parties may have.

                  (e) Notices. Any notice or other communication required or which may be given hereunder shall be in writing by hand delivery, registered or certified first class mail, telecopier or air courier guaranteeing overnight delivery:

                           (i)      if to the Company, to:

                                    Special Devices, Incorporated
                                    16830 West Placerita Canyon Road
                                    Newhall, California 91321
                                    Attention:       The President
                                    Fax:    (805) 259-0753

                                    with a courtesy copy to:

                                    c/o J.F. Lehman & Company
                                    450 Park Avenue
                                    Sixth Floor
                                    New York, New York  10022
                                    Attention:       Donald Glickman
                                    Fax:    (212) 634-1155

                           (ii)     if to JFL, JFLEI or JFLCP, to:

                                    c/o J.F. Lehman & Company
                                    450 Park Avenue
                                    Sixth Floor
                                    New York, New York  10022
                                    Attention:       Donald Glickman
                                    Fax:    (212) 634-1155

                                    in either case, with a courtesy copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, New York 10019-6064
                                    Attention:       Neale M. Albert, Esq.
                                                     Paul D. Ginsberg, Esq.
                                    Fax:    (212) 757-3990


                           (iii) if to the Treinen Trust, to:

                                    c/o Thomas F. Treinen
                                    Special Devices, Incorporated
                                    16830 West Placerita Canyon Road
                                    Newhall, California 91321
                                    Fax:    (805) 254-4721

                                    or if to the Neubauer Trust, to:

                                    c/o Walter Neubauer
                                    Ordnance Products, Inc.
                                    21200 South Figueroa Street
                                    Carson, California 90745
                                    Fax:    (310) 203-0567

                                    in either case, with a courtesy copy to:

                                    Jeffer, Mangels, Butler & Marmaro
                                    2121 Avenue of the Stars, tenth floor
                                    Los Angeles, California 90067
                                    Attention:       Robert Goon, Esq.
                                    Fax:    (310) 203-0567

or at such other address, notice of which is given in accordance with the provisions of this Section 14(e). All such notices shall be deemed to have been duly given when delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                  (f) Applicable Law.

                           (i) This Agreement shall be governed by, and
construed and enforced in accordance with and subject to, the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

                           (ii) Each party to this Agreement agrees that all
disputes between them arising out of or relating to the relationship established between them in connection with this Agreement, whether arising in contract, tort, equity, or otherwise, shall be resolved only by federal courts located in New York, New York, to the extent such courts have jurisdiction. Each of the parties hereto waives any objection that each may have (including, without limitation, any objection to the laying of venue or based on forum non conveniens) to the location of the court in which any proceeding is commenced in accordance with this paragraph. Each party hereto waives personal service of any process upon him or it and irrevocably consents to service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage pre-paid, to such Person's address specified in this Agreement or such other address designated by such Person in accordance with the terms of this Agreement.

                  (g) Amendment and Waiver

                           (i) No failure or delay on the part of any party
hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                           (ii) Any amendment, supplement or modification of or
to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party hereto from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by parties hereto holding at least seventy-five-percent (75%) of the voting power represented by the Securities (pursuant to a valid proxy or otherwise) and (ii) only in the specific instance and for the specific purpose for which made or given.

                  (h) Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated herein and understandings among the parties relating to the subject matter hereof. Any and all previous agreements and understandings between or among the parties hereto regarding the subject matter hereof are, whether written or oral, superseded by this Agreement; provided, however that (i) this Agreement shall not be deemed to supersede the Subscription Agreement or the Rollover Stockholders Agreement and (ii) the execution of this Agreement is not a waiver by the parties hereto of any of the terms or provisions of the Subscription Agreement or Rollover Stockholders Agreement.

                  (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (j) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  (k) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                            SPECIAL DEVICES, INCORPORATED



                                            By: /s/ John T. Vinke
                                               --------------------------------
                                               Name: John T. Vinke
                                               Title: Chief Financial Officer

                                            J.F. LEHMAN & CO.


                                            By: /s/ Donald Glickman
                                               --------------------------------
                                               Name: Donald Glickman
                                               Title: Partner

                                            J.F. LEHMAN EQUITY INVESTORS I,
                                            L.P.,
                                            a Delaware limited partnership

                                            By: JFL INVESTORS L.L.C., its
                                            General Partner

                                                     By: /s/ Donald Glickman
                                                        -----------------------
                                                        Name: Donald Glickman
                                                        Title: Managing Member

                                            JFL CO-INVEST PARTNERS I, L.P.,
                                            a Delaware limited partnership

                                            By: JFL INVESTORS L.L.C., its
                                            General Partner

                                                     By: /s/ Donald Glickman
                                                        -----------------------
                                                        Name: Donald Glickman
                                                        Title: Managing Member

                                            THE NEUBAUER FAMILY TRUST

                                            By: /s/ Walter Neubauer
                                               ------------------------------
                                               Walter Neubauer
                                               Trustee

                                            THE TREINEN FAMILY TRUST


                                            By: /s/ Thomas F. Treinen
                                               --------------------------------
                                               Thomas Treinen
                                               Trustee

                                   SCHEDULE 1

                           Additional Rollover Shares

-------------------------------------------------------------------------------------
EXISTING STOCKHOLDER               NUMBER OF SHARES             CERTIFICATE NUMBER(S)
-------------------------------------------------------------------------------------
Walter Neubauer                    367,647
-------------------------------------------------------------------------------------
Thomas Treinen                     367,647
-------------------------------------------------------------------------------------